99.2


                                  CERTIFICATION


I, Leon VanKranberg, Chief Financial Officer of Gold Bond Resources, Inc., certify that:

1. This quarterly report on Form 10-QSB/A of Gold Bond Resources, Inc. fully complies with the requirements of
                      Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Gold Bond Resources, Inc.

Date:  August 14, 2003



                            --------------------------------
                            Leon van Kraayenburg, Principal Financial
                            Officer



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